Rule 424(b)(3)

File No. 333-11850

Exhibit A to Deposit Agreement

NO RECEIPTS WILL BE ACCEPTED BY THE DEPOSITARY FOR CANCELLATION AND WITHDRAWL OF SHARES EXCEPT TO THE EXTENT THAT SUCH RECEIPTS EVIDENCE ONE HUNDRED (100) AMERICAN DEPOSITARY SHARES, OR ANY INTEGRAL MULTIPLE THEREOF.

No.

 AMERICAN DEPOSITARY SHARES

(Each One Hundred (100) American Depositary Shares represent, 100 Tele Norte Leste Shares, 20 Brasil Shares, 20 Embratel Shares, 40 Telesp Celular Shares, 5 Telemig Celular Shares, 10 Tele Celular Sul Shares and 2 Tele Norte Celular Shares)

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT

FOR AMERICAN DEPOSITARY SHARES ISSUED BY

LEGAL ENTITIES CREATED BY THE

RESPECTIVE DEPOSIT AGREEMENTS FOR ISSUANCE

OF AMERICAN DEPOSITARY SHARES

REPRESENTING PREFERRED STOCK OF

TELE NORTE LESTE PARTICIPAÇÕES S.A., BRASIL TELECOM PARTICIPAÇÕES S.A, EMBRATEL PARTICIPAÇÕES S.A., TELESP CELULAR PARTICIPAÇÕES S.A., TELEMIG CELULAR PARTICIPAÇÕES S.A., TELE CELULAR SUL PARTICIPAÇÕES S.A. AND TELE NORTE CELULAR

PARTICIPAÇÕES S.A.

The Bank of New York as depositary (hereinafter called the "Depositary"), hereby certifies that

   , or registered assigns IS THE OWNER OF __________________

AMERICAN DEPOSITARY SHARES

representing collectively, the american depositary shares (herein called "Shares") of the LEGAL ENTITIES CREATED BY THE RESPECTIVE DEPOSIT AGREEMENTS FOR ISSUANCE OF AMERICAN DEPOSITARY SHARES REPRESENTING PREFERRED STOCK OF TELE NORTE LESTE PARTICIPAÇÕES S.A., BRASIL TELECOM PARTICIPAÇÕES S.A., EMBRATEL PARTICIPAÇÕES S.A., TELESP CELULAR PARTICIPAÇÕES S.A., TELEMIG CELULAR PARTICIPAÇÕES S.A., TELE CELULAR SUL PARTICIPAÇÕES S.A. AND TELE NORTE CELULAR PARTICIPAÇÕES S.A. (herein called the "Issuers").  At the date hereof, each One Hundred (100) American Depositary Shares represent 100 Tele Norte Leste Shares, 20 Brasil Shares, 20 Embratel Shares, 40 Telesp Celular Shares, 5 Telemig Celular Shares, 10 Tele Celular Sul Shares and 2 Tele Norte Celular Shares which are either deposited or subject to deposit under the deposit agreement at the Corporate Trust Office of the Depositary (herein called the "Custodian").  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y.  10286

EMM-757264_1

1.

THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of July 21, 1998 as amended and restated as of November 16, 1998, as amended and restated as of April 22, 1999, as amended and restated as of February 15, 2000, as amended and restated as of April 28, 2000, as amended and restated as of May 31, 2000, as amended and restated as of July 5, 2000, and as further amended and restated as of November 2, 2001 (herein called the "Deposit Agreement"), by and among the Issuer, the Depositary, and all Owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Owner hereof or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt to such Owner or as ordered by him.  Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.  Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of securities represented by the Shares in connection with voting at a shareholders' meeting in respect to such securities, or the payment of dividends on such securities, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

At the request and risk of the Owner surrendering a Receipt under and otherwise subject to the terms of Section 2.5 of the Deposit Agreement, if permitted by applicable law the Custodian may surrender to the Share Depositaries, with instructions to cancel, the Shares deliverable upon cancellation of such Receipt, subject to the terms of the respective Share Deposit Agreements, and to deliver the securities received to the Brazilian Custodian for the creation of one or more RCTB 42 Units with instructions for delivery of such RCTB 42 Units to or upon the order of such Owner at the office of the Brazilian Custodian.  If Shares are surrendered for cancellation in connection with the withdrawal thereof, the securities represented by such Shares may only be withdrawn upon payment of the fees of the Share Depositaries for the surrender of such Shares pursuant to the respective Share Deposit Agreements.  Neither the Depositary, the Custodian, the Brazilian Custodian nor any Share Depositary or its custodian shall be liable for any delays caused by any of the procedures set forth in this paragraph.

3.

TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if instructed by the Share Depositary, subject to Article (22) hereof.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

The Depositary shall not execute and deliver Receipts under Section 2.3 of the Deposit Agreement, or accept for surrender and cancellation Receipts under Section 2.5 of the Deposit Agreement, except to the extent such Receipts evidence One Hundred (100) American Depositary Shares, or any integral multiple thereof

4.

LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary.  When so instructed by the Share Depositary, the Depositary shall refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.

5.

WARRANTIES OF DEPOSITORS.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and fully paid, and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.

FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of any Issuers or Share Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may be instructed by the Share Depositary.  When so instructed by the Share Depositary, the Depositary shall withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

7.

CHARGES OF DEPOSITARY.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuers or an exchange regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (3) a fee of $10.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.3, 4.3 or 4.4 of the Deposit Agreement, and the surrender of Receipts pursuant to Sections 2.5 or 6.2 of the Deposit Agreement, (4) a fee for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (4) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners and (5) a fee of $.02 or less per American Depositary Share (or portion thereof) per year for acting as Custodian under the Deposit Agreement (which fee shall be assessed against Owners of record as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be collected at the sole discretion of the Depositary by billing such owners for such fee or by deducting such fee from one or more cash dividends or other cash distributions).

The Depositary, subject to Article (8) hereof, may own and deal in any class of securities of the Issuers and its affiliates and in Receipts.

8.

LOANS AND PRE-RELEASE OF SHARES AND RECEIPTS.

Notwithstanding Section 2.3 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfactory of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it may be instructed from time to time by the Share Depositary.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.

TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

10.

VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.

REPORTS; INSPECTION OF TRANSFER BOOKS.

The Underlying Securities Issur is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (herein called the "Commission").  Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuers which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuers.  The Depositary shall also, upon written request, send to the Owners of Receipts copies of such reports furnished by the Issuers pursuant to the Deposit Agreement.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Issuers or a matter related to the Deposit Agreement or the Receipts.

12.

DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, distribute the amount thus received (net of the fees of the Depositary as provided in the Deposit Agreement, if applicable) to the Owners of Receipts entitled thereto, provided, however, that the Depositary shall use its reasonable efforts to ensure that it makes such distribution no later than the end of the calendar quarter following the calendar quarter in which the Depositary receives such distribution; and provided further, however, that in the event that the respective Issuers or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary shall cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Share Depositary may deem equitable and practicable for accomplishing such distribution and so instructs the Depositary; provided, however, that if in the opinion of the Share Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason (including, but not limited to, any requirement that an Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or holders) the Share Depositary deems such distribution not to be feasible, the Depositary shall adopt such method as the Share Depositary deems equitable and practicable for the purpose of effecting such distribution and so instructs the Depositary, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary shall, if so instructed by the Share Depositary, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, american depositary receipts evidencing an aggregate number of Shares of the respective Underlying Securities Issuer received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of fees of the Depositary as provided in Section 5.9 of the Deposit Agreement.  In lieu of instructing the Depositary to distribute Shares of the respective Underlying Securities Issuer as provided in the preceding sentence, the Share Depositary may instruct the Depositary to retain such Shares under the Deposit Agreement, in which case such Shares shall be treated as additional Deposited Securities under the Deposit Agreement.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary shall, if so instructed by the Share Depositary, by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Share Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

13.

TERMINATION OF SHARES; DISTRIBUTION BY DEPOSITARY.

In the event (a) the Depositary shall receive from a Share Depositary a notice of termination of the Share Deposit Agreement under which such Share Depositary acts, or (b) a Share Depositary shall advise the Depositary that the Underlying Securities Issuer is about to instruct such Share Depositary to terminate the Share Deposit Agreement under which such Share Depositary acts, as promptly as practicable the Depositary shall cause the Shares in respect of such Share Deposit Agreement to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares held by them respectively as of a record date set for such purpose by the Depositary in accordance with Section 4.6 of the Deposit Agreement.  On and after the date of such record date, each American Depositary Share shall no longer represent the Shares to be so distributed.

14.

TENDER OFFERS.

(a)

If the Depositary receives notice that a Tender Offer is being, or is about to be, made for the securities, represented by Shares, of an Underlying Securities Issuer, and if:

1) the Underlying Securities Issuer has publicly announced that it has entered into an agreement pursuant to which the board of directors of such Underlying Securities Issuer recommends acceptance of the Tender Offer, or

2) the board of directors of such Underlying Securities Issuer has publicly announced, as required by Rule 14e-2 of the Exchange Act, or otherwise, that it either (i) recommends the acceptance of the Tender Offer by its shareholders or (ii) that it remains neutral towards the Tender Offer, or

3) the entity that is making or intends to make a Tender Offer is a Control Person,

the Depositary shall, upon commencement of the Tender Offer or as soon as practicable thereafter, distribute the applicable Shares of such Underlying Securities Issuer to the Owners entitled thereto, in proportion  to the number of American Depositary Shares held by them, as of a record date set for such purpose by the Depositary in accordance with Section 4.6 of the Deposit Agreement. The American Depositary Shares shall thenceforth represent the remaining Deposited Securities unless the Depositary calls for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such remaining Deposited Securities.

(b)

In circumstances in which the Depositary receives notice that any entity (including an Underlying Securities Issuer) (the “Offeror”) is making or intends to make an offer to holders of Shares, or the class of securities represented by such Shares of any Underlying Securities Issuer (the “Subject Securities”), to tender or exchange such Subject Securities for securities of the Offeror or cash in circumstances which do not qualify for distribution by the Depositary under Article 14(a) (hereinafter called an “Offer”), the Depositary shall mail to Owners copies of notices, reports and communications pertaining to the Offer, in accordance with Section 5.6 of the Deposit Agreement, but shall not tender or otherwise deliver Subject Securities to the Offeror pursuant to or in connection with the Offer. Owners wishing to participate in the Offer must take possession of such Shares by surrendering their Receipts for cancellation in accordance with Section 2.5 of the Deposit Agreement.  If at any time prior to the completion of such Offer, the Depositary receives notice that the terms of such Offer will be or have been changed so as to qualify for distribution by the Depositary within the meaning of Article 14(a), the Depositary shall thereupon distribute all Shares of such Underlying Securities Issuer to the Owners entitled thereto in accordance with Article 14(a).

(c) Any action or nonaction by the Depositary in connection with this Article 14 shall be final and binding on all Owners and holders and the Depositary shall have no liability to any Owner or holder of any Receipt for any action or nonaction by it in connection with this Article 14.

15.

RIGHTS.

In the event that an Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall act in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or in allowing the rights to lapse, as instructed by the Share Depositary.

The Share Depositary shall cause the Depositary not to offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act.  If an Owner of Receipts requests distribution of warrants or other instruments in respect to such rights, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless (a) it is so instructed by the Share Depositary, and (b) it has received an opinion from recognized counsel for the Underlying Securities Issuer of the securities involved upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

16.

RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever a fee shall be changed by the Depositary under Section 5.9(5) of the Deposit Agreement, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall be instructed to act in respect to any meeting of holders of securities represented by Shares or other Deposited Securities, the Depositary shall fix a record date (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) required to pay such fee, or (iii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.  In the case of subsections (a)(i) and (a)(iii) of this Article (15), the Depositary shall use its reasonable efforts to ensure that the record date set under the Deposit Agreement will be the same as the record date set by the Share Depositary.

17.

VOTING OF DEPOSITED SECURITIES.

As of the date of the Deposit Agreement, the securities represented by the Shares do not give the holders thereof any voting rights.  If in the future, the terms of any such securities should be revised or amended to provide for voting rights, or should such securities obtain voting rights on account of the occurrence of any event or change, then, upon receipt by the Share Depositary of notice of any meeting of holders of securities represented by Shares or other Deposited Securities, if instructed in writing by the Share Depositary, the Depositary shall mail to the Owners of Receipts a notice, the form of which notice shall be in the sole discretion of the Share Depositary, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of Brazilian law and of the Share Deposit Agreement, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given including, if applicable, an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary cause the Share Depositary to give a discretionary proxy to a person designated by the Underlying Securities Issuer.  Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose as instructed by the Share Depositary (the "Instruction Date"), the Depositary shall request the Share Depositary to endeavor, in so far as practicable, to vote or cause to be voted the amount of securities represented by the Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.  Neither the Depositary nor the Share Depositary shall vote or attempt to exercise the right to vote that attaches to the securities represented by the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions.  If no instructions are received by the Depositary from an Owner with respect to any of the securities represented by the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to instruct the Share Depositary to give a discretionary proxy to a person designated by the Underlying Securities Issuer, and if permitted by the Share Deposit Agreement, the Share Depositary shall give a discretionary proxy to a person designated by such Underlying Securities Issuer to vote such securities, provided, that no such instruction shall be given with respect to any matter as to which such Underlying Securities Issuer informs the Share Depositary that (x) such Underlying Securities Issuer does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of such securities.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will instruct the Share Depositary to vote the securities represented by the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

18.

CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.3 or 4.5 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of any securities represented by Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Underlying Securities Issuer of such securities or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary shall if the Share Depositary shall so instruct, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

19.

LIABILITY OF THE ISSUERS AND DEPOSITARY.

Neither the Depositary nor the Issuers nor the Share Depositary shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Share Deposit Agreement, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Issuers or the Share Depositary shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Issuers or the Share Depositary incur any liability to any Owner or holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.1, 4.2 or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.  Neither the Depositary nor the Issuers nor the Share Depositary shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Issuer nor the Share Depositary shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  None of the Depositary, the Issuers or the Share Depositary shall be responsible for any failure to carry out any instructions to vote any of the securities represented by Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.  No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

20.

RESIGNATION OF THE DEPOSITARY.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Owners, such resignation to take effect no earlier than sixty (60) days after the date of such notice.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint substitute or additional custodian or custodians.

21.

AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Issuers and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

22.

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall terminate the Deposit Agreement by mailing notice of such termination to the Issuers and the Owners of all Receipts then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Owners a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any fees of the Depositary due and owing from the Owner of such Receipt pursuant to Section 5.9(5) of the Deposit Agreement, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of the Deposit Agreement, the Issuers, and the Share Depositary shall be discharged from all obligations under the Deposit Agreement.

23.

COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Issuers and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

24.

INSTRUCTION BY THE SHARE DEPOSITARY.

Whenever the terms of the Deposit Agreement provide that the Depositary will act as instructed by the Share Depositary, such instructions given by the Share Depositary shall be governed by the terms and conditions of the Share Deposit Agreement.

25.

DISTRIBUTION OF SHARES – SUCCESSOR SHARE DEPOSITARY

At any time on or after the appointment of any successor Share Depositary the Depositary may, in its sole discretion, distribute the applicable Shares of such Underlying Securities Issuer to the Owners entitled thereto, in proportion to the number of American Depositary Shares held by them, as of a record date set for such purpose by the Depositary in accordance with Section 4.6. The American Depositary Shares shall thenceforth represent the remaining Deposited Securities unless the Depositary calls for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such remaining Deposited Securities. Any action or nonaction by the Depositary in connection with this Section 5.7 shall be final and binding on all Owners and holders and the Depositary shall have no liability to any Owner or holder of any Receipt for any action or nonaction by it in connection with this Section 5.7.

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